SECURITIES AND EXCHANGE COMMISSION
		       Washington, DC   20549

	 -----------------------------------------------------

			       FORM 8-K

			     CURRENT REPORT
		PURSUANT TO SECTION 13 OR 15(d) OF THE
		     SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 1995

			     AMP Incorporated
	   (Exact name of registrant as specified in its charter)


    Pennsylvania                   1-4235              23-0332575
(State of Incorporation)         (Commission         (IRS Employer
				 File Number)    Identification Number)


	    PO Box 3608                                   17105-3608
       Harrisburg, Pennsylvania                           (Zip Code)
(Address of Principal Executive Offices)


Registrant's telephone number, including area code: (717) 564-0100

ITEM 5. Other Events.

	On March 10, 1995, AMP Incorporated, a Pennsylvania corporation (the "Company"), and M/A-Com, Inc., a Massachusetts corporation ("M/A-Com"), jointly announced in a press release that they had entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of the Company will, subject to the satisfaction of certain conditions, merge with and into M/A-Com, and M/A-Com will survive as a wholly-owned subsidiary of the Company.

	Upon the effectiveness of the merger, holders of shares of common stock of M/A-Com will receive shares of common stock of the Company at an exchange rate of .28 shares of common stock of the Company for each share of common stock of M/A-Com. Based on the March 8, 1995 closing price of 37 5/8 for common stock of the Company, the acquisition was valued at approximately $308.7 Million.

	The parties to the Merger Agreement intend that the merger will be tax free to the shareholders of M/A-Com and treated as a pooling of interests for accounting purposes.

	The Merger Agreement and the press release are attached as Exhibits 99.A and 99.B hereto, respectively, and are incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and
	Exhibits.

(c)     Exhibits

99.A    Agreement and Plan of Merger dated March 10, 1995 among
	AMP Incorporated, AMP Merger Corp. and M/A-Com, Inc.

99.B    Press release issued by AMP Incorporated and M/A-Com, Inc. on
	March 10, 1995.

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

	  AMP Incorporated

By:       /s/  J. E. Marley
       -------------------------
       James E. Marley,
       Chairman of the Board


Date:   March 20, 1995


EXHIBIT INDEX

Exhibit Number             Description                         Page

   99.A          Agreement and Plan of Merger dated March 10,
			1995 among AMP Incorporated, AMP Merger Corp.
			and M/A-Com, Inc.

   99.B         Press release issued by AMP Incorporated and
			M/A-Com, Inc. on March 10, 1995